Exhibit  16.1

SELLERS  &  ANDERSEN,  L.L.C.                 941  East  3300  South,  Suite 202
-----------------------------
Certified Public Accountants and Business          Salt Lake City, Utah, 84106
        Consultants                                  Telephone  801-486-0096
Member  SEC  Practice  Section  of  the  AICPA            Fax   801-486-0098





March  1,  2004


United  States  Securities  and  Exchange  Commission
Division  of  Corporate  Finance
450  Fifth  Street,  N.W.
Washington,  D.C.  20549


To  Whom  it  May  Concern:

We have read Item 4 of Form 8-K dated February 5, 2004 of Glen Manor Resources Inc. and are in agreement with the statements contained therein. We have no basis to agree or disagree with other statements of the registrant contained in Form 8-K.


Yours  very  truly,

/s/     Sellers  &  Andersen,  L.L.C